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                                                              EXHIBIT 5.01

                 [KIRKPATRICK & LOCKHART LLP LETTERHEAD]

                                          November 25, 1997

United States Filter Corporation

40-004 Cook Street

Palm Desert, California 92211

Ladies and Gentlemen:

  We have acted as counsel to United States Filter Corporation, a Delaware corporation (the "Company") in connection with the Registration Statement on Form S-4 (the "Registration Statement"), filed by the Company on November 6, 1997 and amended on November 25, 1997 (No. 333-39711) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to an aggregate of up to 973,273 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, that may be issued by the Company pursuant to the Agreement and Plan of Merger dated as of October 8, 1997 among the Company, USF/PW Acquisition Corporation and Puro Water Group, Inc.

  We are familiar with the Registration Statement and have reviewed the Company's Certificate of Incorporation and By-laws, each as amended and restated. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.

  On the basis of the foregoing, we are of the opinion that the Shares, when issued as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

  We consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the use of our name in the Prospectus forming a part thereof under the caption "Legal Matters."

                                          Yours truly,

                                          /s/ Kirkpatrick & Lockhart LLP


                                          Kirkpatrick & Lockhart LLP